Exhibit (a)(1)(D)

OFFER TO PURCHASE FOR CASH

by

METRO-GOLDWYN-MAYER INC.

of

Up to 10,000,000 of its Shares of Common Stock

At a Purchase Price Not Greater Than $18.00 nor Less Than $16.25 Per Share

THE TENDER OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JANUARY 15, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

December 4, 2003

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

We have been appointed by Metro-Goldwyn-Mayer Inc., a Delaware corporation (“MGM”), to act as Dealer Manager in connection with its offer to purchase for cash up to 10,000,000 shares of its common stock, $0.01 par value per share, at a price, net to the seller in cash (subject to applicable withholding of United States federal, state and local taxes), without interest, not greater than $18.00 nor less than $16.25 per share, specified by such stockholders, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 4, 2003 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”). Please furnish copies of the enclosed materials to those of your clients for whom you hold shares registered in your name or in the name of your nominee.

Enclosed with this letter are copies of the following documents:

1.              Offer to Purchase dated December 4, 2003;

2.              Letter of Transmittal for your use in accepting the Offer and tendering shares and for the information of your clients;

3.              A form of letter that may be sent to your clients for whose account you hold shares in your name or in the name of a nominee, with space provided for obtaining such client’s instructions with regard to the Offer;

4.              Notice of Guaranteed Delivery with respect to shares;

5.              Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

6.              Return envelope addressed to Mellon Investor Services LLC as the Depositary; and

7.              Letter to stockholders from the Chief Executive Officer of MGM.

CERTAIN CONDITIONS TO THE OFFER ARE DESCRIBED IN SECTION 7 OF THE OFFER TO PURCHASE.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JANUARY 15, 2004, UNLESS THE OFFER IS EXTENDED.

In all cases, payment for shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the certificates for (or a timely book-entry confirmation (as defined in the Offer to Purchase) with respect to) such shares, (2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an agent’s message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending on when certificates for shares or book-entry confirmations with respect to shares are actually received by the depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES REGARDLESS OF ANY EXTENSION OF, OR AMENDMENT TO, THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

MGM will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, Information Agent and the Depositary, as described in the Offer to Purchase) in connection with the solicitation of tenders of shares pursuant to the Offer. However, MGM will, on request, reimburse you for customary mailing and handling expenses incurred by you in forwarding copies of the enclosed Offer materials to your clients.

Questions and requests for additional copies of the enclosed material may be directed to the Information Agent at its address and telephone number set forth on the back cover of the Offer to Purchase.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF MGM, THE DEPOSITARY, THE DEALER MANAGER, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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